PROMISSORY NOTE

FOR VALUE RECEIVED, Bollente Companies, Inc., a publicly traded Nevada corporation with its principle place of business in Scottsdale, Arizona ("Borrower"), by this promissory note (the "Note") unconditionally promises to pay to Envision Growth Partners, a Delaware Limited Liability Company with offices in Scottsdale, Arizona ("Lender") in lawful money of the United States of America, the principal amount of Two Hundred Thousand (200,000.00) Dollars (“Principle Balance”).

WHEREAS, The Borrower desires to enter into a Note for the purposes of obtaining products and services from specific vendors;

WHEREAS, The Lender desires to enter into a Note with the Borrower in order to assist the Borrower in its contemplated transactions;

NOW THEREFORE, the parties agree to the terms set forth below:

1. Payment Terms

1.1.           Term.  The term of the Note is for a period of Twelve (12) Months beginning March 3, 2015 and ending on March 2, 2017  (“Maturity”).

1.2           Extension.  The Maturity shall be extended in writing in Twelve (12) Month increments upon the mutual agreement by the Parties on the same terms hereinafter set forth.

1.2.           Interest.  Simple interest shall be paid monthly at a rate of One Percent (1%) per month (12% per annum).

1.3.           Repayment. The repayment of principal shall consist of a single balloon payment and shall consist of the balance of all unpaid principal, together with any due and unpaid interest.

1.4           Due Dates. The interest payments shall be due monthly in arrears on the first day of each month and the balloon payment consisting of the unpaid principal amount, together with any due and unpaid interest, shall be made on or before the Maturity.

1.5.           Place for Payment. All payments (including prepayments) made hereunder shall be made by the Borrower without setoff or counterclaim, in United States Dollars and in immediately available funds at such address as Lender may designate from time to time.

1.6.           Type of Payment. Any check, draft, money order, or other instrument given in payment of all or any portion hereof may be accepted by the Lender.

2. Prepayment

2.1.           Prepayments. The Borrower may, in its discretion, make payments to the Principal Balance before the Due Date.

3. Default

3.1.           Default. In the event that Borrower fails to comply with any duty hereunder, Borrower will be in default of the Note.

3.2.           Cure Notice and Acceleration. In the event that Borrower defaults on the Note, and fails to cure the default within five business days, the Lender is entitled to accelerate the Note and declare the entire principal amount immediately due and payable.  Lender’s forbearance in enforcing a right or remedy as set forth herein shall not be deemed a waiver of any right or remedy for a subsequent cause, breach or default of the Borrower's obligations herein.

4. Miscellaneous Terms and Conditions

4.1.           Representations and Warrants. The Borrower hereby represents and warrants to the Lender that: (a) the Borrower has full power, authority, and legal right to execute and deliver, and to perform its obligations under this Note, and to authorize the execution and delivery of this Note and the performance of its obligations hereunder; (b) this Note constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms; (c) the execution, delivery and performance of this Note, will not violate any provision of any law or regulation or of any judgment, order, decree, determination or award of any court, arbitrator or government authority, bureau or agency, or any securities issued by, the Borrower or of any mortgage, indenture, loan or security agreement, lease, contract or other agreement, instrument or undertaking to which the Borrower is a party or which purports to be binding upon it or any of its property or assets and will not result in the creation or imposition of any mortgage, pledge, hypothecation, assignment, security interest, lien, charge, encumbrance, priority, title retention or other preferential arrangement of any nature whatsoever on any of its property, assets or revenues pursuant to the provisions of any of the foregoing; (d) all consents of others, if any, required to the validity or enforceability of this Note have been unconditionally obtained or made and are in full force and effect; and (e) no litigation, arbitration, investigation, or administrative proceeding of or before any court, arbitrator or governmental authority, bureau or agency is currently pending or, to the knowledge of the Borrower, threatened (i) with respect to this Note or the transactions contemplated by this Note, or (ii) against or affecting the Borrower or any of its property or assets, which, if adversely determined, would have a material adverse effect on the financial condition of the Borrower, and Borrower agrees that if any such event as indicated in this section (e) occurs or is about to occur, Borrower will give the Lender written notice of such happening within 10 days of same.

4.2.           Reasonable Requests. The parties agree to execute and deliver such further documents and to do such other acts and things as the Lender may reasonably request in order further to effect the purposes of this Note and the due performance by the Borrower of its obligations hereunder.

4.3.           Waiver. No failure to exercise and no delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other power or right. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

4.4.           Binding Effect. The obligations and rights under this Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors, endorsees and assigns, except that the Borrower may not assign or transfer its obligations hereunder without the prior written consent of the Lender.

4.5.           Modification. This Note may not be modified orally and shall be governed by, and construed and interpreted in accordance with, the law of the State of Arizona.

4.6.           Severability. If any provision of this Note or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Note nor the application of the provision to other persons, entities or circumstances shall be affected thereby, but instead shall be enforced to the maximum extent permitted by law.

4.7.           Entire Agreement. This Agreement is the full and final integration of the agreement of the parties with respect to the matters covered by it, and supersedes any prior understanding or agreements, oral or written, with respect thereto.

{Signature Page to Follow}

IN WITNESS WHEREOF, the undersigned have executed this Promissory Note as of the date first written above.

Lender:

Envision Growth Partners, LLC

/S/ Joshua L. Allred
Joshua L. Allred
Manager

Borrower:

BOLLENTE COMPANIES, INC.

/S/ Robertson J. Orr
Robertson J. Orr
Chairman